EXHIBIT (99.2)
--------------


AT THE COMPANY:   AT THE FINANCIAL RELATIONS BOARD:

Karen Dickelman   Dennis Waite       Laura Kuhlmann     Susan Steidle
Director of       General Inquiries  Media Inquiries    Analyst Inquiries
Investor          312 640-6674       312 640-6727       312-640-6774
Relations
312 683-3671


     BANYAN STRATEGIC REALTY TRUST REPORTS 3RD-QTR REVENUES UP 49% TO $7.9 MILLION FROM YEAR AGO; FUNDS FROM OPERATIONS CLIMB 68% TO $1.5 MILLION, OR
             14.5 CENTS PER SHARE, FROM $1.06 MILLION, OR 9 CENTS
                       A SHARE, IN 1996'S THIRD QUARTER


FOR IMMEDIATE RELEASE

CHICAGO, OCTOBER 30, 1997 -- BANYAN STRATEGIC REALTY TRUST (Nasdaq: VLANS) today reported higher average occupancy levels over a year ago as it announced third-quarter total revenues climbed 49 percent to $7.9 million from year-earlier revenues of $5.3 million. Funds from Operations (FFO) for the quarter ended September 30, 1997, rose 68 percent to $1.5 million, or 14.5 cents a share, from $914,000, or 9 cents, a year ago. Real estate net operating income climbed to $2.0 million from $1.3 million a year earlier. Net income for the quarter increased to $1,730,000, or $0.16 cents per share, from $361,000, or $0.03 per share, in the third quarter of 1996.

NINE-MONTHS RESULTS

For the first nine months of 1997, total revenues rose 29 percent to $20.5 million from $15.9 million in the comparable period in 1996. Funds from Operations increased 31 percent to $3.8 million, or 36.5 cents a share, from $2.9 million, or 28 cents per share, a year earlier. Real estate net operating income was up 22 percent to $5.4 million against $4.4 million. Net income totaled $2.6 million compared to $1.3 million in the first nine months of last year.

RESULTS "ON TARGET" FOR NINE MONTHS

President and Chief Executive Officer Leonard G. Levine noted that the Trust portfolio's average weighted occupancy as a percent of gross leasable square footage was 95 percent compared to 92 percent at June 30, 1996. He also commented that both the third quarter and nine months results were "on target" with street expectations. The continuing higher FFO, Levine noted, is directly related to the Trust's continuing acquisition activity so far in 1997. Levine said Trust management continues to anticipate that FFO for the entire year 1997 will be in the 50-to-55 cents per share range, with projected FFO for 1998 at 65-to-70 cents per share.

TOTAL ASSETS

Banyan's total assets at September 30, 1997, were $157 million, up 34 percent from the $117 million at year-end 1996. Net investment in real estate as of September 30, 1997, was $146 million, an increase of 43 percent from the $102 million at year-end 1996. These increases, Levine said, reflect the Trust's acquisition of nine properties during the first nine months of 1997. Book value at September 30, 1997, was $4.80 per share compared to $4.86 per share at year-end 1996.

RECENT FINANCING

Banyan recently announced the completion of a financing of the Trust with a $20 million unsecured convertible loan commitment from Morgens, Waterfall, Vintiadis & Company, Inc. of New York, as agent for a group of institutional investors, together with a $10 million sale of newly issued common shares.

Banyan Strategic Realty Trust is a diversified equity Real Estate Investment Trust (REIT) with a portfolio that includes primarily light industrial/warehouse and suburban office buildings, as well as retail and residential properties. The properties are located in major metropolitan areas and mid-to-small second tier markets primarily in the Midwest and Southeast United States. As of October 20, 1997, the Trust had 13,210,852 shares of beneficial interest outstanding.




Some of the statements, expectations and assumptions contained in the foregoing are forward-looking statements that involve a number of risks and uncertainties. Although the trust has used its best efforts to be accurate in making these forward-looking statements, it is possible that the assumptions made by management may not materialize. The cash flow generated by, or capital appreciation from real property investment may be adversely affected by changes in demographics, local real estate conditions, governmental regulations, zoning or tax laws, environmental or other legal liabilities and changes in interest rates.

               See Banyan's website at http://www.banyanreit.com
                       for complete company information.

       For further information regarding Banyan free of charge via fax, dial 1-800-PRO-INFO and enter "VLANS."

                        Financial Table Follows . . .




                                                                      SELECTED FINANCIAL DATA
                                              ----------------------------------------------------------------------
                                                      THREE MONTHS ENDED                    NINE MONTHS ENDED
                                              -------------------------------       --------------------------------
                                                  9/30/97            9/30/96             9/30/97            9/30/96
                                              ------------       ------------        ------------       ------------
Total revenue. . . . . . . . . . . . . .      $  7,875,129       $  5,284,942        $ 20,515,558       $ 15,902,372

Operating expenses . . . . . . . . . . .        (7,051,112)        (4,815,034)        (18,586,786)       (14,170,810)
                                              ------------       ------------        ------------       ------------

Operating income . . . . . . . . . . . .           824,017            469,908           1,928,772          1,731,562

Minority Interest in consolidated
  partnerships . . . . . . . . . . . . .          (151,747)          (128,903)           (463,473)          (349,390)

Income (loss) of real estate
  venture. . . . . . . . . . . . . . . .           (13,656)            19,649              37,126            (77,365)

Gain on disposition of investment
  in real estate and disposition
  of Partnership Interest. . . . . . . .         1,071,858              --              1,075,646              --
                                              ------------       ------------        ------------       ------------

Net income . . . . . . . . . . . . . . .      $  1,730,472       $    360,654        $  2,578,071       $  1,304,807
                                              ============       ============        ============       ============

EPS. . . . . . . . . . . . . . . . . . .      $       0.16       $       0.03         $       0.24      $       0.12
                                              ============       ============        ============       ============




                                                                       FUNDS FROM OPERATIONS
                                              ----------------------------------------------------------------------
                                                      THREE MONTHS ENDED                    NINE MONTHS ENDED
                                              -------------------------------       --------------------------------
                                                  9/30/97            9/30/96             9/30/97            9/30/96
                                              ------------       ------------        ------------       ------------


Net income . . . . . . . . . . . . . . .      $  1,730,472       $    360,654        $  2,578,071       $  1,304,807

Depreciation and amortization expense,
  net of minority interest share . . . .           872,415            558,164           2,303,631          1,612,518

Recovery of losses on loans, notes
  and interest receivable. . . . . . . .             --               (14,059)              --               (14,059)

Franchise tax fees accrued . . . . . . .            12,500             10,000              37,500             30,000

Gain on disposition of
investment real estate . . . . . . . . .        (1,071,858)             --             (1,075,646)             --
                                              ------------       ------------        ------------       ------------

Funds from Operations. . . . . . . . . .      $  1,543,529       $    914,759        $  3,843,556       $  2,933,266
                                              ============       ============        ============       ============
